                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                          AMERICAN PUBLISHING COMPANY

                          (Adopted as of May __, 1994)

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                          AMERICAN PUBLISHING COMPANY

                                TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
ARTICLE I
      MEETINGS OF STOCKHOLDERS                                                          1
            Section 1.1.      Place of Meetings ................................        1
            Section 1.2.      Annual Meetings ..................................        1
            Section 1.3.      Special Meetings .................................        1
            Section 1.4.      Notice of Meetings ...............................        1
            Section 1.5.      Adjournments .....................................        1
            Section 1.6.      Quorum ...........................................        2
            Section 1.7.      Organization .....................................        2
            Section 1.8.      Voting:Proxies ...................................        2
            Section 1.9.      Fixing Date for Determination of Stockholders of
                              Record ...........................................        3
            Section 1.10.     List of Stockholders Entitled to vote ............        4
            Section 1.11.     Consent of  Stockholders in Lieu of Meeting ......        4
 ARTICLE II
      DIRECTORS                                                                         5
            Section 2.1.      Power of Directors ...............................        5
            Section 2.2.      Number ...........................................        5
            Section 2.3.      Election ; Resignation ; Removal ; Vacancies .....        5
            Section 2.4.      Regular Meetings .................................        6
            Section 2.5.      Special Meetings .................................        6
            Section 2.6.      Telephonic Meetings Permitted ....................        6
            Section 2.7.      Quorum: Vote Required for Action .................        6
            Section 2.8.      Organization .....................................        7
            Section 2.9.      Informal  Action by Directors ....................        7
            Section 2.10.     Committees .......................................        7
            Section 2.11.     Committee Procedure...............................        8
            Section 2.12.     Committee Meetings ...............................        8
            Section 2.13.     Committee Reports ................................        8
            Section 2.14.     Term of Committees ...............................        8

ARTICLE III
      OFFICERS                                                                          9
            Section 3.1.      Enumeration ......................................        9
            Section 3.2.      Chief Executive Officer ..........................        9
            Section 3.3.      Chairman of the Board ............................        9
            Section 3.4.      President ........................................       10
            Section 3.5.      Vice President ...................................       10
            Section 3.6.      Secretary ........................................       10
            Section 3.7.      Treasurer ........................................       10
            Section 3.8.      Other officers ...................................       11
            Section 3.9.      Additional Powers and Duties .....................       11

                                                                                      Page
                                                                                      ----
ARTICLE IV
      INDEMNIFICATION                                                                  11
            Section 4.1.       Indemnification in Action,
                               Suits or Proceedings Other
                               Than Those by or in the
                               Right of the Corporation.........................       11
            Section 4.2.       Indemnification in Actions,
                               Suits or Proceedings by or
                               in the Right or the Corporation..................       12
            Section 4.3.       Authorization or Indemnification.................       12
            Section 4.4.       Reliance.........................................       13
            Section 4.5.       Indemnification by a Court.......................       13
            Section 4.6.       Expenses Payable in Advance......................       14
            Section 4.7.       Non-exclusiveness and Advancement
                               of Expenses......................................       14
            Section 4.8.       Effectiveness....................................       14
            Section 4.9.       Insurance........................................       14
            Section 4.10.      Indemnification Expenditures.....................       15
            Section 4.11.      Certain Definitions..............................       15
            Section 4.12.      Survival of Indemnification and Advancement of
                               Expenses.........................................       15
            Section 4.13.      Limitation on Indemnification....................       15
            Section 4.14.      Repeal or Modification...........................       15
            Section 4.15.      Indemnification of Employees and Agents..........       16

ARTICLE V
      SHARES OF CAPITAL STOCK                                                          16
             Section 5.1.      Issuance of Stock................................       16
             Section 5.2.      Stock Certificates...............................       16
             Section 5.3.      Transfer of Stock................................       17
             Section 5.4.      Lost, Stolen, Destroyed, or
                               Mutilated Certificates...........................       17
             Section 5.5.      Regulations......................................       17
             Section 5.6.      Holder or Record.................................       17

ARTICLE VI
      GENERAL PROVISIONS                                                               17
             Section 6.1.      Corporate Seal...................................       17
             Section 6.2.      Fiscal Year......................................       17
             Section 6.3.      Execution of Documents...........................       17
             Section 6.4.      Financial Reports................................       18
             Section 6.5.      Waiver of Notice of Meetings of Stockholders.
                               Directors and Committees.........................       18
             Section 6.6.      Interested Directors; Quorum.....................       18
             Section 6.7.      Effect of By-Laws................................       19

ARTICLE VII
      AMENDMENTS                                                                       19

                             AMENDED AND RESTATED
                                   BY-LAWS
                                      OF
                         AMERICAN PUBLISHING COMPANY

                                  ARTICLE I

                           MEETINGS OF STOCKHOLDERS

            Section 1.1. Place of Meetings. Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting.

            Section 1.2. Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation's fiscal year (beginning in 1995) on such date and at such time as shall be designated by the Board of Directors.

            Section 1.3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by (a) the Board of Directors, (b) a duly designated committee of the Board of Directors that has been granted the power and authority to call special meetings as provided in a resolution of the Board of Directors or (c) the Chairman of the Board or the President of the Corporation. Special meetings may not be called by any other person, persons or committee.

            Section 1.4. Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, a written notice of the meeting shall be given which shall state the place, date, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law or in the Certificate or Incorporation, the written notice or any stockholders' meeting shall be given not less than ten
(10) days nor more than sixty (60) days before the date of the meeting. If mailed, such notice will be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

            Section 1.5. Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time to be reconvened at the same or some other place. Except as provided below, no notice need be given of the reconvening of any such adjourned meeting if the time and place thereof are announced and a quorum is present at the meeting at which the adjournment is taken. At the reconvened meeting the corporation may transact any business which might have been transacted at the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder entitled to vote at such meeting.

            Section 1.6. Quorum. Except as otherwise provided by law or in the Certificate of Incorporation, at each meeting of stockholders the presence in person or by proxy of the holders of outstanding shares of stock that have one-third of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders who are present may by a majority vote of the shares present adjourn the meeting from time to time in the manner provided in Section 1.5 until a quorum shall attend. Shares of its own stock held by the Corporation or another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes, except that the Corporation may vote stock, including its own stock, held by it in a fiduciary capacity.

            Section 1.7. Organization. Meetings of stockholders shall be presided over by one of the persons holding the following offices in the following order of priority: the Chairman of the Board, the Deputy Chairman of the Board, a Vice Chairman of the Board, if any, the President, a vice President, a chairman designated by the Board of Directors or a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

            Section 1.8. Voting; Proxies. Each stockholder shall be entitled to the voting rights set forth with respect to the equity securities held by such stockholder in the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or other persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period. A duly executed proxy shall be deemed to be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending a meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation before a vote takes place at a meeting. If a quorum is present, directors shall be elected by a plurality of the votes cast of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. All other elections and questions shall, unless otherwise provided by law or in the Certificate of Incorporation, be approved and adopted by an affirmative vote of a majority in voting interest of shares present in person or by proxy at the meeting and entitled to vote on the subject matter thereof. All elections of directors shall be by written ballot. Voting at a meeting of stockholders on any matter other than the election of directors need not be by written ballot and shall not be conducted by inspectors of election unless so requested by the holders of outstanding shares of stock that have a majority of the votes that could be cast in person or by proxy at such meeting. Except as otherwise provided in the Certificate of Incorporation, where a separate vote by a class or classes of stock is required on any issue, the holders of one-third in voting interest of such class or classes, present in person or by proxy, shall constitute a quorum entitled to take action with respect to such issue and the affirmative vote of the holders of a majority in voting interest of such class or classes present in person or any proxy at a meeting shall be the act of such class.

      Section 1.9. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or any allotment of rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or to take any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of a determination of stockholders entitled to notice of and to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty
(60) nor less than ten (10) days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed by the Board of Directors: (a) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held; (b) the record data for determining stockholders entitled to express consent to corporate action in writing without a meeting, (i) when no prior action by the Board of Directors is required by law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which the proceeding of meetings of the stockholders are recorded, or (ii) if prior action by the Board of Directors is required by law, shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(c) the record data for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the reconvened meeting.

            Section 1.10. List of Stockholders Entitled to Vote. The Secretary shall cause to be prepared, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at the principal place of business of the Corporation or a place within the city where the meeting is to be held, which place, in any case, shall be specified in the notice of the meeting, or, if no place is so specified, at the place where the meeting is to be held. The list shall also be produced and available at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

            Section 1.11. Consent of Stockholders in Lieu of Meeting. Any action required by law or these By-laws to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meetings, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every such written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required in this Section 1.11 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

                                   ARTICLE II

                                   DIRECTORS

            Section 2.1. Power of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or these By-laws directed to be exercised or performed by the stockholders.

            Section 2.2. Number. Except as otherwise provided in the Certificate of Incorporation, the Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders of the Corporation.

            Section 2.3. Election; Resignation; Removal; Vacancies. The Board of Directors shall be elected by the stockholders at the annual meeting of the stockholders. Each director shall hold office for a term of one year or until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of outstanding shares of stock having a majority in voting interest then entitled to vote at an election of directors. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors then in office, even if such majority is less than a quorum and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified or until his earlier resignation or removal. The occurrence of a vacancy which is not filled within ninety (90) days after the occurrence of such vacancy by action of the Board of Directors or the stockholders shall constitute a determination by the Board of Directors that the number of directors is to be reduced so as to eliminate such vacancy, unless the Board of Directors shall specify otherwise. When one or more directors shall resign from the Board of Directors, effective as of a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified or until his earlier resignation or removal.

            Section 2.4. Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine, and no notice shall be required to be given of any regular meeting.

            Section 2.5. Special Meetings. Special meetings of the Board of Directors may be held at any time or place, within or without the State of Delaware, whenever called by the Chairman of the Board, the President or any member of the Board of Directors. Notice by letter, telegram or oral message of a special meeting of the Board of Directors shall be given by the person of persons calling the meeting at least twenty-four hours before the special meeting.

            Section 2.6. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other. Participation in a meeting in accordance with this Section 2.6 shall constitute presence in person at such meeting.

            Section 2.7. Quorum; Vote Required for Action. At all meetings of the Board of Directors one-third of the total number of directors shall constitute a quorum for the transaction of business. Except where the Certificate of Incorporation otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

            Section 2.8. Organization. Meetings of the Board of Directors shall be presided over by one of the persons holding the following offices in the following order of priority: the Chairman of the Board, the Deputy Chairman of the Board, a Vice Chairman of the Board, if any, the President, a Vice President or a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

            Section 2.9. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

            Section 2.10. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not be or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member. Any committee, to the extent permitted by law and to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between meetings of the entire Board of Directors, except that no such committee shall have power or authority (a) in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided by law, fix the designations and any of the preferences or rights of such shares relating to voting, dividends, redemption, dissolution, distribution of assets, or the conversion of such shares into, or the exchange of such shares for, shares of any other class or classes of stock or any other series of the same class of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the number of shares of any such series),

(b) to adopt or recommend to the stockholders an agreement of merger or consolidation, (c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, a dissolution of the Corporation or a revocation of a dissolution, (d) to amend these By-laws or recommend to the stockholders any amendments to these By-laws,
(e) to declare a dividend, (f) to authorize the issuance of stock, (g) to change the number of directors or fill any vacancy on the Board of Directors or any committee thereof, (h) to prescribe or change the time or place of any regular meeting of the Board of Directors or (i) to approve a plan of merger not requiring stockholder approval.

            Section 2.11. Committee Procedure. The Board of Directors may establish reasonable rules and regulations for the conduct of the proceedings of any committee and may appoint a chairman of such committee who need not be a member thereof and a secretary of such committee who need not be a member thereof. To the extent that the Board of Directors shall not exercised such powers, they may be exercised by such committee, subject always to the power of the Board of Directors to change such action.

            Section 2.12. Committee Meetings. Each committee shall meet at the call of its chairman or any two regular members of such committee upon twenty-four hours' notice by letter, telegram or oral message to each member of such committee. The presence of members (regular or alternate) of any committee equal in number to a majority of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of members present at any meeting at which a quorum is present shall be the act of such committee.

            Section 2.13. Committee Reports. At each regular meeting of the Board of Directors, each committee shall report the substance of all action taken by such committee since the date of its last report to the Board of Directors. Each report shall be filed with the minutes of the meeting of the Board of Directors to which it is presented as part of the corporate records.

            Section 2.14. Term of Committees. Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors.

                                  ARTICLE III

                                    OFFICERS

            Section 3.1. Enumeration. The Board of Directors shall elect a Chief Executive Officer, a Chairman of the Board, a President and a Secretary, and it may, if it so determines, choose a Deputy Chairman of the Board, one or more Vice Chairman, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. The Chairman of the Board, the Deputy Chairman and any Vice Chairman shall be a member of the Board of Directors. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election or until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights, if any, of such officer against the Corporation. Any number of offices may be held by the same person, except that the President may not be the Secretary of the Corporation. Any vacancy occurring in any office of the Corporation by reason of death, resignation or removal or any other reason may be filled for the unexpired portion of its term by the Board of Directors at any regular or special meeting. The Board of Directors may require any officer, agent or employee of the Corporation to post a bond or provide other security for the due and faithful performance of his duties.

            Section 3.2. Chief Executive Officer. The President of the Corporation shall be the Chief Executive Officer unless the Board of Directors shall at any time elect a Chairman of the Board and shall specify by resolution that the Chairman of the Board, rather than the President, shall be the Chief Executive Officer of the Corporation. The officer so designated shall be the Chief Executive Officer until further specification by the Board. The Chief Executive Officer shall be the chief executive officer and general manager of the Corporation and shall have general and active charge and control over the business and affairs of the Corporation, subject to the Board of Directors.

            Section 3.3. Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board of Directors. If the Chairman of the Board shall be the Chief Executive Officer, the Chairman of the Board shall have the powers and perform the duties of the Chief Executive Officer. If the Chairman of the Board shall not be the Chief Executive Officer, the Chairman of the Board shall have such powers and perform such duties as shall from time to time be specified by the Board of

Directors or delegated to the Chairman of the Board by the Chief Executive Officer. In the absence of the Chairman of the Board, the Deputy Chairman, if any, shall preside at meetings of the Board of Directors.

            Section 3.4. President. If the President shall be the Chief Executive Officer, the President shall have the powers and perform the duties of the Chief Executive Officer. If the President shall not be the Chief Executive Officer, the President shall have all of the powers and perform all of the duties of the Chief Executive Officer during the absence or inability to act of the Chief Executive officer, and shall have such other powers and perform such other duties as shall from time to time be specified by the Board of Directors or delegated to the President by the Chief Executive Officer. The President may sign all certificates for shares of the capital stock of the Corporation and may, together with the Secretary, execute on behalf of the Corporation any contract which has been approved, or pursuant to authority expressly delegated by, the Board of Directors.

            Section 3.5. Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, in the order of their seniority unless otherwise specified by the Board of Directors, shall have all of the powers and perform all of the duties of the President during the absence or inability to act of the President. Each Vice President shall also have such other powers and perform such other duties as shall from time to time be prescribed by the By-laws and by the Board of Directors or the President.

            Section 3.6. Secretary. The Secretary shall record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall give notice as required by statute or these By-laws of all such meetings. The Secretary shall have custody of the seal of the Corporation and of all books, records, and papers of the Corporation, except such person authorized to have custody and possession thereof by resolution of the Board of Directors. The Secretary may, together with the President, execute on behalf of the Corporation any contract which has been approved by, or pursuant to authority expressly delegated by, the Board of Directors. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

            Section 3.7. Treasurer. The Treasurer, if any is elected, shall keep full and accurate accounts of the receipts and disbursement of the Corporation in books belonging to the Corporation, shall deposit all monies and other valuable effects of the Corporation in the name and to the credit of the

Corporation in such depositories as may be designated by the Board of Directors, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

            Section 3.8. Other Officers. The powers and duties of each other officer who may from time to time be chosen by the Board of Directors shall be as specified by, or pursuant to authority delegated by, the Board of Directors at the time of the appointment of such other officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

            Section 3.9. Additional Powers and Duties. The Board of Directors may from time to time by resolution increase or add to the powers and duties of any of the officers of the Corporation.

                                   ARTICLE IV

                                INDEMNIFICATION

            Section 4.1. Indemnification in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 4.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            Section 4.2. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 4.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification under this
Section 4.2 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 4.3. Authorization of Indemnification. Any indemnification under Sections 4.1 and 4.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 4.1 or 4.2, as the case may be. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 4.1 or 4.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

            Section 4.4. Reliance. For purpose of any determination under
Section 4.3, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action was based on the records or books of account of the Corporation or Another Enterprise (as defined below), on information supplied to him by the officers of the Corporation or Another Enterprise in the course of their duties, on the advice of legal counsel for the Corporation or Another Enterprise or on information or records given or reports made to the Corporation or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or Another Enterprise, but the fact that his action was not so based or any of foregoing shall not result in it being deemed that he did not act in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful. The term "Another Enterprise" as used in this Section 4.4 shall mean any corporation (other than the Corporation), partnership, joint venture, trust other enterprise, which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in
Section 4.1 or 4.2, as the case may be.

            Section 4.5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 4.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise provided under Sections 4.1 and 4.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 4.1 or 4.2, as the case may be. Neither a contrary determination in the specific case under Section 4.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Any application for indemnification made to any court pursuant to this
Section 4.5 shall be made in such manner and form as may be required by the applicable rules of such court or, in the absence thereof, by direction of the court to which such application is made. Notice of any application for indemnification pursuant to this Section 4.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

            Section 4.6. Expenses Payable in Advance. Expenses (including attorneys' fees) incurred by a director or officer in defending or investigating any threatened or pending civil criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IV if such an undertaking is required by the General Corporation Law of the State of Delaware.

            Section 4.7. Non-exclusiveness and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 4.1 and 4.2 shall be made to the fullest extent permitted by law. The provisions of this Article IV shall not be deemed to preclude the indemnification of any person who is not specified in Section 4.1 or 4.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, including, without limitation, the provisions of subsection (h) of
Section 145 thereof, or otherwise.

            Section 4.8. Effectiveness. A finding that any provision of this
Article IV is invalid or of limited application shall not affect any other provision of this Article IV nor shall a finding that any portion of any provision of this Article IV is invalid or of limited application affect the balance of such provision.

            Section 4.9. Insurance . The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article IV.

            Section 4.10. Indemnification Expenditures. The Board of
Directors, without approval of the stockholders, shall have the power to borrow money on behalf to the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification. the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article IV.

            Section 4.11. Certain Definitions. For purposes of this Article IV, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IV.

            Section 4.12. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

            Section 4.13. Limitation on Indemnification. Notwithstanding anything contained in this Article IV to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by section 4.5), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

            Section 4.14. Repeal or Modification. Any repeal or modification of this Article IV shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer or the Corporation existing pursuant to this Article IV with respect to any acts or omission occurring prior to such repeal or modification.

            Section 4.15. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article IV on directors and officers of the Corporation.

                                   ARTICLE V

                            SHARES OF CAPITAL STOCK

            Section 5.1. Issuance of Stock. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

            Section 5.2. Stock Certificates. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional and other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions on such preferences and rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series or stock; provided, that, except as otherwise provided by law, in lieu of the foregoing requirement there may be set forth on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests a summary of the powers, designations, preferences and relative, participating, optional and other special rights of such class of stock or series thereof and the qualifications, limitations or restrictions on such preferences and rights.

            Section 5.3. Transfer of Stock. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation which may be maintained by a transfer agent appointed by the Corporation, by the holder of record in person or by the holder's duly authorized representative, upon surrender to the Corporation or its transfer agent of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

            Section 5.4. Lost, Stolen, Destroyed, or Mutilated Certificates. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

            Section 5.5. Regulations. The board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-laws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

            Section 5.6. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE VI

                               GENERAL PROVISIONS

            Section 6.1. Corporate Seal. The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

            Section 6.2. Fiscal Year. The fiscal year of the Corporation shall be designated by the Board of Directors from time to time.

            Section 6.3. Execution of Documents. Any two (2) of the persons holding any one (1) or more of the following offices of the Corporation or any one (1) person holding any one (1) or more of the following offices and a Director of the Corporation, shall be authorized to execute documents on behalf of the

Corporation (both as principal signatories or one as principal signatory and the other as witness or to attest the signature of the other): Chairman of the Board, Deputy Chairman of the Board, Vice Chairman, President, Chief Executive Officer, Vice President, Secretary, Treasurer, Controller, Assistant Secretary and Assistant Treasurer. Any one (1) person holding any one (1) or more of the offices of Chairman of the Board, Deputy Chairman of the Board, Vice Chairman, President, Chief Executive Officer of Vice President of the Corporation shall be authorized to execute any of the following documents on behalf of the
Corporation: deeds, mortgages, deeds of trusts, or other instruments of transfer or conveyance of real estate, letters of intent, acquisition agreements, loan documents, closing documents and other documents relating to business acquisitions or loan transactions that are duly approved by the Board of Directors of the Corporation or by the appropriate officers of the Corporation pursuant to authority delegated by the Board to such officers.

            Section 6.4. Financial Reports. Financial statements or reports shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

            Section 6.5. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether executed before or after the time for the meeting stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

            Section 6.6. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors of officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors of officers are directors or officers, or have financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

            Section 6.7. Effect of by-laws. No provision in these By-laws shall vest any property right in any stockholder.

                                  ARTICLE VII

                                   AMENDMENTS

            The authority to adopt, amend or repeal By-laws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the power of the stockholders to adopt, amend or repeal the By-laws of the Corporation.

                                AMENDMENT ADOPTED
                                   MAY 1, 1997

   APPROVAL OF AMENDMENT OF BY-LAWS AND AMENDMENT OF AUTHORITY GRANTED TO EXECUTIVE COMMITTEE

      WHEREAS, Hollinger International Inc. ("International") was incorporated prior to July 1, 1996; and

      WHEREAS, in accordance with Section 141(c)(1) of the Delaware General Corporation Law, any corporation incorporated prior to July 1, 1996 may elect to be governed by the provisions of either Section 141(c)(1) or
      Section 141(c)(2) regarding committees of the Board of Directors; and

      WHEREAS, the Board of Directors of International (the "Board of Directors") has determined that it is in the best interests of International to be governed by Section 141(c)(2), as such provision will enhance corporate flexibility and assist in corporate governance by permitting the delegation of broader powers to committees of the Board or Directors;

      NOW, THEREFORE, BE IT RESOLVED, that International hereby elects to be governed by Section 141(c)(2) of the Delaware General Corporation Law.

      RESOLVED, that the Executive Committee of the Board of Directors (the "Executive Committee"), when the Board of Directors is not in session, shall, to the fullest extent permitted by law, exercise all the powers and authority of the Board of Directors in the management of the business and affairs of international and shall have the power to authorize the seal of international to be affixed to all papers which may require it, but the Executive Committee shall not have the power or authority (a) to approve, adopt or recommend to the stockholders of international any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or (b) to adopt, amend or repeal any By-Law of International.

      RESOLVED, that, pursuant to Article VII of international's Amended and Restated By-Laws (the "By-Laws"), the Board of Directors hereby amends the By-Laws as follows:

            Section 2.10 is deleted in its entirety and replaced with Section
            2.10 as set forth below:

            Section 2.10. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any committee, to the extent permitted by law and to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority (a) in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (b) in reference to adopting, amending or repealing any By-Law of the Corporation.

      RESOLVED, that any and all prior resolutions of the Board of Directors which may, or may be deemed to, limit the authority of the Executive Committee, shall, to the extent inconsistent with the foregoing resolution, be of no further force and effect.

      RESOLVED, that the directors and officers of International be, and hereby are, authorized, empowered and directed to execute and deliver or cause to be executed and delivered any and all instruments, agreements, certificates or other documents, and to take or cause to be taken all such further action in the name and on behalf of international, and to incur all such fees and expenses, all as in their judgment they deem necessary or advisable in order to carry into effect the foregoing resolution.

                              AMENDMENT TO BY-LAWS
                           EFFECTIVE JANUARY 20, 2004

Section 2.12(a) of the Company's By-Laws has been stricken in its entirety and replaced with the following:

      Section 2.12 Committee Meetings.

      (a) Call of Meeting. Each committee (other than the Corporate Review Committee and any subcommittees thereof) shall meet at the call of its chairman or any two regular members of such committee upon twenty-four hours' notice by letter, telegram, facsimile, e-mail or oral message to each member of such committee. The Corporate Review Committee (and any subcommittees thereof) shall meet at the call of any member upon such prior notice requirements as may be approved by such committee or subcommittee, and any such notice may be delivered by letter, telegram, facsimile, e-mail or oral message.